Exhibit 3.15

ARTICLES OF ORGANIZATION

DOMESTIC LIMITED LIABILITY COMPANY

Mohegan Tribe office of Commercial Records Division

5 Crow Hill Road Uncasville, CT 06382

Space for Office Use only

1. NAME OF LIMITED LIABILITY COMPANY: Mohegan Ventures-Northwest, LLC

2. NATURE OF BUSINESS TO BE TRANSACTED OR THE PURPOSE TO BE PROMOTED OR CARRIED OUT:

To engage in any lawful act or activity for which limited liability company may be formed, including but not limited to the investment in joint ventures to develop and manage casino resort and destination centers in the Northwestern United States.

3. PRINCIPAL OFFICE ADDRESS: (Provide complete address.) 1 Mohegan Sun Boulevard Uncasville, CT 06382

4. APPOINTMENT OF STATUTORY AGENT FOR SERVICE OF PROCESS:

Name of Agent:	Business address: (P.O. Box is not acceptable)

Mohegan Tribal Gaming Authority	1 Mohegan Sun Boulevard Uncasville, CT 06382

Residence Address: (P.O. Box is not acceptable)

1 Mohegan Sun Boulevard Uncasville, CT 06382

Acceptance of Appointment

/s/ Mark F. Brown
Signature of Agent

5. MANAGEMENT: (Place a check mark next to the following statement only if it applies) ☐ The Management of the limited liability company shall be vested in one or more managers.

6. MANAGER(S) OR MEMBER INFORMATION
Name:	Title:	Residence Address	Business Address
Mohegan Tribal Gaming Authority	Sole Member	1 Mohegan Sun Boulevard Uncasville, CT 06382	1 Mohegan Sun Boulevard Uncasville, CT 06382

7. EXECUTION Dated this 23rd day of July 2004

Raymond Pineault	/s/ Raymond Pineault
Print or type name of organizer	Signature

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